UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 2, 2008
PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)
(623) 580-6100

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Cash Bonuses for Fiscal Year Ending February 1, 2009
     On February 2, 2008, the Compensation Committee of the Board of Directors selected the following business criteria pursuant to PetSmart’s Executive Short Term Incentive Plan for determining the amount of the cash bonuses to be awarded to our executive officers for our fiscal year ending February 1, 2009:
—	Earnings per share of PetSmart as set forth in PetSmart’s audited financial statements;

—	Return on investments as calculated from PetSmart’s audited financial statements; and

—	Increase in sales growth as calculated from PetSmart’s audited financial statements.
     The Compensation Committee also approved the following target bonuses, multipliers and business criteria weightings:

	CEO	President/COO	CFO	SVP
Bonus
Target Bonus as a percent of salary	100%	75%	50%	50%
Multiplier due to achievement against target criteria	up to 3 times	up to 3 times	up to 3 times	up to 3 times

Criteria
Earnings Per Share	45%	45%	45%	45%
Return on Investments	35%	35%	35%	35%
Increase in Sales	20%	20%	20%	20%

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.
	By:	/s/ Scott a. Crozier
Dated: February 7, 2008		Scott A. Crozier
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer